UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Jingbo Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56570	47-3240707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou , Zhejiang, China	310000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 57187197085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2024, Jingbo Technology, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”), Xinghe Technology Limited, a British Virgin Islands company (“Xinghe”), and Handu Technology Limited, a British Virgin Islands company and the sole shareholder of Xinghe (“Hangdu”).

Under the terms and conditions of the Share Exchange Agreement, the Company will issue 550,000,000 shares of common stock of the Company to Hangdu, in consideration for all the issued and outstanding shares in Xinghe. Hangdu will transfer all the issued and outstanding shares of Xinghe at the closing of the Share Exchange Agreement. The parties to the Share Exchange Agreement have agreed that the closing of the acquisition shall occur as soon as possible, subject to the closing conditions provided in the Share Exchange Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Shares Exchange Agreement dated November 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jingbo Technology, Inc.

Date: November 18, 2024	By:	/s/ Guowei Zhang
Guowei Zhang, Chief Executive Officer

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